PROXY                                                                      PROXY


                        DYNAMICS CORPORATION OF AMERICA

                    475 Steamboat Road, Greenwich, CT. 06830

         This Proxy is solicited on behalf of the Board of Directors.

         The undersigned, revoking all previous proxies, hereby appoints A. LOZYNIAK and H. V. KENSING, or either of them, attorneys and proxies with power of substitution and with all the powers the undersigned would possess if present, to vote all shares of the common stock of DYNAMICS CORPORATION OF AMERICA (the "Company") registered in the name of the undersigned, at the Annual Meeting of Shareholders to be held on May 2, 1997 at 10:30 A.M. in the Cole Auditorium of the Greenwich Library, West Putnam Avenue at Dearfield Drive, Greenwich, Connecticut, and any adjournments thereof, as more fully described in the accompanying Proxy Statement of the Company dated March 26, 1997.

The shares represented hereby will be voted as directed by this proxy, but if no determination is made they will be voted FOR the election of all nominees and FOR the selection of Ernst & Young LLP as independent auditors of the Company for the year 1997.

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:
                             ---

1.  ELECTION OF DIRECTORS

Nominees:  Harold Cohan, Frank A. Gunther, Henry V. Kensing and Andrew Lozyniak

FOR all nominees                   WITHHELD from all nominees
    /     /                                /      /

--------------------------------------------------------
For all nominees except as noted above

2. Proposal to ratify and approve the selection of Ernst & Young LLP as independent auditors of the Company for the year 1997.

    /   / FOR           /   / AGAINST          /    / ABSTAIN

3. In their discretion upon such other matters as may lawfully come before the meeting and all adjournments thereof.

Signature __________________________________


Date _______________________________________



Signature___________________________________


Date _______________________________________

     NOTE: Please date and sign exactly as your name(s) appear(s). If acting as attorney, executor, trustee, or in any other representative capacity, sign name and title.